                                  EXHIBIT 11
                                  ----------

                          STATEMENT RE COMPUTATION OF
                          ---------------------------

                              PER SHARE EARNINGS
                              ------------------

                                                                 Exhibit 11
                                                                 ----------



                            LIFE TECHNOLOGIES, INC.
            STATEMENT RE COMPUTATION OF PRIMARY PER SHARE EARNINGS
            ------------------------------------------------------
                          for the three months ended
                            March 31, 1996 and 1995
                 (amounts in thousands, except per share data)



                                    Three months ended
                                        March 31,
                                    -------------------
                                     1996        1995
                                     ----        ----
Net income                          $ 6,682     $ 5,622
                                    =======     =======

Weighted avg. shares outstanding     15,204      14,996

Weighted average effect of
  common stock equivalents              328         131
                                    -------     -------

                                     15,532      15,127
                                    =======     =======

Primary net income per share        $   .43     $   .37
                                    =======     =======

                                  Exhibit 11
                                  ----------


                            LIFE TECHNOLOGIES, INC.
         STATEMENT RE COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
         ------------------------------------------------------------
                          for the three months ended
                            March 31, 1996 and 1995
                 (amounts in thousands, except per share data)



                                           Three months ended
                                                March 31,
                                           ------------------
                                            1996       1995
                                            ----       ----

Net income                                  $ 6,682   $ 5,622
                                            =======   =======
Weighted avg. shares outstanding
                                             15,204    14,996
Weighted average effect of
  common stock equivalents
                                                354       149
                                            -------   -------

                                             15,558    15,145
                                            =======   =======
Fully diluted net income
  per share
                                            $   .43   $   .37
                                            =======   =======
Primary net income per share
                                            $   .43   $   .37
                                            =======   =======